Exhibit 10.24

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Individual Terms - Service Agreement - Electrocoating of PSI

INDIVIDUAL TERMS—SERVICE AGREEMENT

Short description of activities under this Service Agreement: The Service Provider shall provide certain services to the Purchaser in relation to the electrocoating of the Polestar 1 vehicle.

This Service Agreement is entered into on the date indicated below and made between:

Zhongjia Automobile Manufacturing (Chengdu) Co. Ltd., a company incorporated under the laws of China with register number 91510112562005858U, the registered office of which is at No. 18, Middle Xingguan Road, Longquanyi District, People’s Republic of China (“Service- Provider”); and

Polestar New Energy Vehicle Co. Ltd., a company incorporated under the laws of People’s Republic of China with register number 91510100MA6BXIH33P. the registered office of which is at 1280 Tiangong Avenue Xinxing Neighbourhood, Tianfu New District Chengdu, People’s Republic of China (“Purchaser”).

Each of the Service Provider and the Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.

The Parties have determined that the Service Provider shall perform certain Services (as defined in the General Terms (as defined below)) to the Purchaser which are further described in Appendix 1, the Service Specification. The provision of the Services described in the Service Specification (as defined in the General Terms) shall be performed in accordance with the terms in this service agreement and its appendices (the “’Service Agreement”).

B.

The Purchaser now wishes to enter into this Service Agreement for the purpose of receiving the Services and the Service Provider wishes to provide the Service in accordance with the terms set forth in this Service Agreement.

C.	In light of the foregoing, the Parties have agreed to execute this Service Agreement.

1.	AGREEMENT

1.1	General

This Service Agreement consists of this main document (the “Individual Terms”) and its appendices. These Individual Terms set out the specific terms in respect of the provision of the Services, whereas Appendix 2 sets out certain general terms and conditions applicable to the performance of the Parties’ activities hereunder (the “General Terms”).

1.2	Scope

1.2.1	The Parties have agreed upon the scope and specification for the Service as specified in Appendix 1, the Service Specification, which shall be deemed an integrated part of these Individual Terms.

Individual Terms - Service Agreement - Electrocoating of PSI	2 (5)

1.2.2.

The Services will entail that the Service Provider shall provide certain services to the Purchaser in relation to the electrocoating of the Polestar 1 vehicle, as further set out in Appendix 1, the Service Specification.

1.3	Affiliate

Affiliate shall for the purpose of tills Service Agreement have the following meaning:

“Affiliate” means:

(a)	for Purchaser, any other legal entity that, directly or indirectly, is controlled (individually or jointly) by:

(i)	Polestar Automotive (Shanghai) Co., Ltd;

(ii)	Polestar New Energy Vehicle Co., Ltd.;

(iii)	Polestar Holding AB; or

(iv)	Polestar Performance AB; and

(b)	for Service Provider, Volvo Car AB and any other legal entity that, directly or indirectly, is controlled by Volvo Car AB;

“control” for this purpose meaning ownership or control of at least fifty per cent (50%) of the voting stock, partnership interest or other ownership interest of such legal entity. The Parties, however, agree to renegotiate this definition of “Affiliate” in good faith if it in the future does not reflect the Parties’ intention at the time of signing this Service Agreement due to a restructuring or reorganisation in relation to either of the Parties.

1.4	Service Charges

In consideration of fite Service Provider’s performance of the Services under this Service Agreement, the Purchaser agrees to pay to the Service Provider the Service Charges set forth or referenced to in Appendix 1, the Service Specification.

1.5	Payment

1.5.1

If the Service Provider, pursuant to the General Tenns, appoints its Affiliates and/or subcontractors to perform the Services under this Service Agreement, the Service Provider shall include the costs relating to such work in the invoices to the Purchaser.

1.5.2	The Service Charges shall be invoiced in on a monthly basis as agreed between the Parties and paid in accordance with what is set out in the General Terms.

1.6	Governance Forum

1.6.1

The Parties agree that governance in respect of this Service Agreement shall be handled in accordance with what is set out in the General Terms. When reference is made to a relevant governance forum, it shall for the purpose of this Service Agreement have the meaning set out below in this Section 1.6.

1.6.2

The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritisation of development activities etc. under the Service Agreement shall be the “Steering Committee”, which regarding cooperation between Polestar and Volvo Cars shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

Individual Terms - Service Agreement - Electrocoating of PSI	3 (5)

1.6.3

The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Polestar and Volvo Cars shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

1.7	Territory

For the purposes of this Service Agreement, the “Territory” shall mean the world.

1.8	General Terms

The Parties agree that the Service Agreement, and each Party’s rights and obligations hereunder, shall be governed by the terms and conditions in the General Terms, which shall be deemed an integrated part of these Individual Terms.

1.9	Template Financial Reporting

The Parties agree that the basis for calculating the Service Charges shall be transparent and auditable to the Purchaser. Therefore, the relevant financial information relating to the Service Specification is attached as Appendix 3, which shall be deemed an integrated part of these Individual Terms.

1.10	Order of Priority-

In the event there are any contradictions or inconsistencies between the terms of these Individual Terms and any of the Appendices hereto, the Parties agree that the following order of priority shall apply:

1.	These Individual Terms

2.	Appendix 2, General Terms—ServiceAgreement

3.	Appendix 1, Service Specification

4.	Appendix 3, Template Financial Reporting

1.11	Notices

All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms:

To Service Provider:	Zhongjia Automobile Manufacturing (Chengdu) Co. Ltd. Email: APACLEGAL@volvocars.com

To Purchaser:	Polestar New Energy Vehicle Co. Ltd. Legal Department

Individual Terms - Service Agreement - Electrocoating of PSI	4 (5)

1280 Tiangong Avenue, Xinxing Neighborhood, Tianfu New District, CN 610000, CHENGDU, China Email: legal@polestar.com

[Signature page follows]

Individual Terms - Service Agreement - Electrocoating of PSI

This Agreement has been signed in 2 originals, of which the Parties have received 1 each.

ZHONGJIA AUTOMOBILE MANUFACTURING (CHENGDU) CO. LTD

Place: Chengdu

Date: 2018/ Aug/ 9

/s/ (seal)

Signature	Signature

Clarification of signature and title	Clarification of signature and title

POLESTAR NEW ENERGY VEHICLE CO. LTD.

Place: Chengdu

Date: 2018/July/23

/s/ (seal)

Signature	Signature

Clarification of signature and title	Clarification of signature and title

igned in two (2) originals, of which the Pies have received ne(1) each

APPENDIX 1

APPENDIX 1—SERVICE SPECIFICATION

1.	SERVICE DESCRIPTION

The following list in this Section 1 describes the main parts of the Services purchased by the Purchaser from the Service Provider for the electrocoating of the Polestar 1 vehicle underbody (the “UB”) and associated services:

1.	Inbound Logistics

•	Receive UBs one by one from a Polestar track at the Service Provider’s RDC. The UBs will arrive three per day in average, with deviation +/-1,

•	Switch from Polestar skid to transportation trolley, store Polestar Skid until next UB to be returned takes it over.

•	Transport trolley from RDC to Paint shop.

•	Load the UB onto paint trolley.

2.	Paintshop activities

•	Push trolley with UB to the paint line, load onto line, add RFID tracker to UB.

•	Run UB in the regular Volvo lines mixed with Volvo cars in the (i) Pre-treatment, (ii) Electrocoating, and (iii) EC baking oven.

                       •        After the oven, before the fixture line, transfer UB to off line station.

•	Register exit from Paint line,

                      •        Remove RFID tag.

3.	Outbound (return) logistics

•	Load the UB onto paint trolley.

•	Transport trolley from Paint shop to RDC.

Switch from transportation trolley back to Polestar skid, store transportation trolley until next UB to be electrocoated takes it over.

2(2)

2.	DELIVERY, TITLE AND RISK

2.1	The Parties have agreed that the Purchaser shall deliver the Goods in accordance with the delivery terms DDP (Incoterms 2010) to the Service Provider’s plant.

2.2

The Purchaser shall deliver the Goods on the truck at the RDC (regional distribution centre) to the Service Provider’s plant. The- Service Provider receives the Goods on the truck (and vice versa). Risk of loss or damage with respect to the Goods passes from the Purchaser to the Service Provider upon the moment the Service Provider’s forklift driver touches the delivered Goods or the undersea! which the Goods are placed on.

2.3

The Parties have further agreed that once the Service Provider has performed the Services, the Service Provider shall deliver the finalised Goods (i.e. the electrodeposition dipped or bathed (the “ED dipped”) UB) to the Purchaser in accordance with the delivery terms FCA (Incoterms 2010).

2.4

Once the Service Provider has performed the Services, the Service Provider shall load the finalised Goods (i.e. the ED dipped UB) onto the truck. Risk of loss or damage with respect to the Goods passes from the Service Provider to the Purchaser upon the moment the Goods are accepted as received by the driver, who will transport the Goods back to the Purchaser’s site.

3.	SERVICE CHARGES

3.1

The Service Charges for the Services will be calculated on an actual total cost basis, with a mark-up to an arm’s length price using the cost plus method, i.e. total cost incurred by the Service Provider in it s provision of the Services (including internal hourly rates for services similar to the Services, material, specific investments in relation made to the provision of the Service to the Purchaser, depreciation, labour overhead, logistics etc.) plus mark-up. The mark-up applied until otherwise agreed shall be eight per cent (8%).

3.2	All amounts and payments referred to in this Service Agreement are exclusive of VAT, and any other taxes, including but not limited to withholding tax and surcharges.

3.3	The Service Charges shall be paid in the currency: RMB.

3.4	The Service Charges should be reviewed, updated and agreed between the Parties on an annual basis, based on the latest available benchmarking study.

APPENDIX 2

Appendix 2—Service Agreement—Electrocoating

APPENDIX 2, GENERAL TERMS—SERVICE AGREEMENT

BACKGROUND

This Appendix 2, General Terms—Service Agreement, (the “General Terms”) is an Appendix to the Individual Tenns and is an integrated part of the Service Agreement entered into between the Parties.

1.	DEFINITIONS

For the purpose of these General Tenns, the following terms shall have the meanings assigned to them below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalised terms used, but not specifically defined below in this Section 1, shall have the meaning ascribed to them in the Individual Terms.

“Appendix” means an appendix to the Individual Terms.

“Background IP” means the intellectual Property Rights either;

(a)	owned by either of the Parties; or

(b)	created, developed or invented by directors, managers, employees or consultants of either of the Parties to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Service Agreement, and any Intellectual Property Rights developed independently of this Service Agreement.

“Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Service Agreement.

“Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party.

“Force Majeure Event” shall have the meaning set out in Section 15.1.1

“Goods” means automotive parts and accessories, as well as other goods defined in the Service Specification, in relation to which the Services are performed under this Service Agreement.

Appendix 2—Service Agreement—Electrocoating	2(14)

“Individual Terms” means the contract document (with the heading “Individual Terms—Service Agreement”), which is signed by Service Provider and the Purchaser, to which these General Tenns are an Appendix.

“Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight which would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Service Agreement.

“Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world, For the avoidance of doubt, Trademarks are not comprised by this definition.

“Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers.

“Non-patented IP” means copyrights (including lights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Service Agreement.

“Patent” means any patent, patent application, or utility model, whether filed before, oil or after execution of this Service Agreement, along with any continuation, continuation-in- part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing.

“Receiving Party” means the Party receiving Confidential Information from the Disclosing Party.

“Results” shall mean any outcome of the Services provided to the Purchaser under this Service Agreement (including but not limited to any IP, technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments to be carried out by the Service Provider under the Service Specification) and any other outcome or result of the Services to be performed by the Service Provider as described in the relevant Service Specification, irrespective of whether the performance of the Services has been completed or not .

“Service Agreement” means the Individual Terms including all of its Appendices and their Schedules as amended from time to time.

“Service Charges” means the service charges as set forth or referenced to in Appendix 1, the Service Specification.

“Service Specification” describes the Services to be provided by the Service Provider to the Purchaser hereunder including (if applicable) a time plan for the provision of the Services, which is included as Appendix 1 in this Service Agreement.

Appendix 2—Service Agreement—Electrocoating	3(14)

“Services’’ shall mean the services to be performed by the Sen ice Provider to the Purchaser hereunder, including all services under tile Appendices attached hereto.

“Territory” shall mean the territory defined in the Individual Terms.

“Third Party” means a party other than any of the Patties and/or an Affiliate of one of the Parties to this Service Agreement.

“Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties.

“Use” means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of the Parties in their capacity as a licensee hereunder.

The right to “have made” is the right of a Party in its capacity as a licensee hereunder, as applicable, to have another person (or their subcontractor of any tier) make for that Party and does not include the right to grant sub-licenses to another person to make for such person’s own use or use other than for that Party.

2.	PROVISION OF SERVICES

2.1	Services

2.1.1	The Services to be performed under this Service Agreement are described in Appendix 1, the Service Specification, which shall be deemed an integrated part of this Service Agreement.

2.1.2	Subject to the terms and conditions herein, the Purchaser agrees to engage the Service Provider for the provision of, and Service 2.1.2 Provider agrees to perform, the Services.

2.2	Subcontractors

2.2.1

The Parties acknowledge that the Service Provider may use its Affiliates and/or subcontractors to perform the Service under this Service Agreement, provided that the Service Provider informs the Purchaser thereof.

2.2.2

The Service Provider shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Service Agreement, by any Affiliate to the Service Provider and/or any subcontractor to the same extent as if such performance or omittance was made by the Service Provider itself. The Service Provider shall also remain the Purchaser’s sole point of contact unless otherwise agreed.

2.3	Relationship between the Parties

The Parties are acting as independent contractors when performing each Party’s respective obligations under the Service Agreement. Neither Party nor its Affiliates are agents for the other Party or its Affiliates and have no authority to represent them in relation to any matters. Nothing in these General Terms or the Service Agreement shall be construed as to constitute a partnership or joint venture between the Parties.

Appendix 2—Service Agreement—Electrocoating	4(14)

3.	SERVICE REQUIREMENTS

3.1	AU Services shall be performed in accordance with the requirements set forth in this Service Agreement, including the Service Specification, and otherwise in a professional manner.

3.2

When providing the Service, the Service Provider shall use professional, appropriate, qualified and skilled personnel, and shall ensure that its personnel have been properly educated and trained for the Services to be performed, including being fully acquainted with the Purchaser’s specific requirements. The Service Provider shall avoid unnecessary changes in the personnel engaged in performing its undertakings under this Service Agreement . The Service Provider shall work according to the same standard of care and professionalism that is done in the Service Provider’s internal business and development projects. Such standard of care and professionalism, as well as the Service Provider’s performance of its undertakings under tills Service Agreement, shall however at all times correspond to Industry Standard. For the avoidance of doubt, the Service Provider is responsible for all necessary recruiting and hiring costs associated with employing appropriate personnel as well as all necessary training costs. It is acknowledged that the Service Charges shall adhere to the principles set forth in this Section 3.2.

3.3

The Service Provider acknowledges that time is of essence and the Service Provider agrees to strictly respect and adhere to the deadlines set out in the Service Specification, such as time limits, milestones and gates. In the event the Service Provider risks not to meet an agreed deadline or is otherwise in delay with the performance of the Services, the Service Provider shall inform the Purchaser of the reasons for and consequences of such delay, and shall take all steps reasonably necessary, including providing additional resources, in order to avoid die effects of the anticipated delay or the delay (as the case may be).

3.4

In the event the Services or any part thereof, more than insignificantly deviate from die requirements set forth in the Service Specification, or if the Service Provider otherwise does not meet or ceases to meet the requirements set forth in this Service Agreement (except for minor faults and defects, which do not affect the provision of the Services), the Service Provider shall remedy such incompliance, fault or defect as soon as reasonably possible, at its own cost.

3.5

The Service Provider shall ensure that it has sufficient resources to perform its undertakings under this Service Agreement. Further, the Service Provider undertakes to ensure that the performance of the Services will not be given lower priority than other of the Service Provider’s internal similar projects.

3.6	The Service Provider shall at all times take due and proper care of the Goods, and may not use the Goods for any purpose other than to provide the Services as described in this Service Agreement.

3.7

In the event the Service Provider fails to act in accordance with Section 3.3-3.6 above, such failure shall be escalated in accordance with the escalation principles set forthin Section 17.1 and eventually give the Purchaser the right to terminate the Service Agreement in accordance with Section 14.4.

3.8

The Purchaser shall provide the Service Provider with instructions as reasonably required for the Service Provider to be able to carry out the Services. The Service Provider must continuously inform the Service Provider of any needs of additional instructions or specifications required to perform the Services.

Appendix 2—Service Agreement—Electrocoating	5(14)

4.	DELIVERY OF THE GOODS

The Goods shall be delivered and transferred between the Service Provider and the Purchaser in accordance with the instructions set out in the Service Specification.

5.	INTELLECTUAL PROPERTY RIGHTS

5.1	Ownership of existing Intellectual Property Rights

5.1.1	Each Party remains the sole and exclusive owner of its Background IP.

5.1.2	Nothing in this Service Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party.

5.2	Ownership of Results

In the event any Results are created as a result of the Services provided by the Service Provider (or if applicable, any of its appointed Affiliates or subcontractors) under this Service Agreement, the Parties agree that the Service Provider shall be the exclusive owner of such Results, including all modifications, amendments and developments thereof. Hence, all Results shall automatically upon their creation stay with the Service Provider. The Service Provider shall further have the right to transfer, sublicense, modify and otherwise freely dispose of the Results.

5.3	License grant

5.3.1

Upon creation of the Results, the Purchaser shall at the same time automatically be granted a non-exclusive, irrevocable, perpetual (however at least fifty (50) years long (however, in no event shall such time exceed the validity period of any IP or Background IP included in the license described hereunder)), non-assignable (however assignable to the Purchaser’s Affiliates), worldwide license to Use, in whole or in part, the Result s and, if applicable, any Background IP embedded in or otherwise used in the development of tire Results. The license granted in this Section 5.3.1 is limited to the extent such license is necessary for the Purchaser to make use of the Services provided hereunder and to enable an orderly transfer to another service provider after the termination and/or expiry of this Service Agreement.

5.3.2

Notwithstanding anything to the contrary in this Service Agreement, nothing in these General Terms or otherwise in the Service Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein.

5.4	Polstar brand name

5.4.1

For sake of clarity, it is especially noted that tills Service Agreement does not include any right to use the “Polestar’’ brand name or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind.

5.4.2

This means that this Service Agreement does not include any rights to directly or indirectly use the “Polestar’’ brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence

Appendix 2—Service Agreement—Electrocoating	6(14)

5.5	Volvo brand name

5.5.1

Correspondingly, it is especially noted that this Service Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that the right to use the name and the “Volvo” Trademarks is subject to a service agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property can only be used by Volvo Car Corporation and its Affiliates in relation to Volvo products.

5.5.2

This means that this Service Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence.

6.	SERVICE CHARGES

In consideration of the Service Provider’s performance of the Services under this Service Agreement, the Purchaser agrees to pay to the Service Provider the Service Charges as set forth or referenced to in Appendix 1, the Service Specification.

7.	PAYMENT TERMS

7.1	The Service Charges shall be paid in the currency set forth in the Service Specification, in a timely manner and in accordance with the payment terms set forth in this Section 7.

7.2	All amounts and payments referred to in this Service Agreement are exclusive of VAT, and any other taxes, including but not limited to withholding tax and surcharges.

7.3	Any amount of the invoiced by the Service Provider to the Purchaser shall be paid by the Purchaser within thirty (30) days after receipt.

7.4

Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one (1) month applicable interbank rate, depending on invoice and currency, with an addition of two per cent (2%) per annum.

7.5	Any paid portion of the Service Charges is lion-refundable, with the exception set forth in the Individual Terms.

8.	NO LIEN

8.1

Irrespective of whether compensation may have been paid by the Service Provider to the Purchaser in respect of lost, damaged, Or depreciated Goods, all Goods that are stored at the premises of the Service Provider or otherwise is in Service Provider’s possession shall at all times remain the property of the Purchaser for all purposes, and neither the Service Provider nor any creditor of the Service Provider shall have a lien On such Goods.

8.2

The Service Provider hereby waives any and all liens or other interests in such Goods it may have as a matter of law or otherwise, and any objection to the Purchaser’s repossession of the Goods for any or no reason.

8.3

The Service Provider shall return to Purchaser any and all Goods requested by the Purchaser as soon as reasonably practicable after such request. The Service Providershall not sell, assign, loan, lease, borrow against, pledge or mortgage such goods and materials to any other person or entity.

8.4

All of the Purchasers Goods shall be clearly and prominently labelled as tire Purchaser’s property and shall be maintained by the Service Provider in a designated area, segregated from other materials or products.

Appendix 2—Service Agreement—Electrocoating	7(14)

8.5	The Service Provider shall not represent to any person that such goods and materials are the Service Provider’s own properly or the property of a Third Party.

8.6	The Service Provider shall assign to the Purchaser any claims the Service Provider has or will have against Third Parties with respect to the Purchaser’s Goods.

8.7

In case any of the Service Provider’s sub-contractors asserts or attempts to assert a lien on the Goods, the Service Provider shall procure that such lien is discharged without delay, and shall indemnify the Purchaser for any damages or costs, including attorney’s fees, incurred due to, or in defending against, such assertion or attempted assertion of lien.

9.	AUDIT

9.1

During the term of the Service Agreement, the Purchaser shall have the right to, upon reasonable notice in writing to the Service Provider, inspect Service Provider’s books and records related to the Services and the premises where the Services are performed, in order to conduct quality controls and otherwise verify the statements rendered under this Service Agreement.

9.2

Audits shall be made during regular business hours and be conducted by the Purchaser or by an independent auditor appointed by the Purchaser. Should Purchaser during any inspection find that the Service Provider or the Services does/do not fulfil the requirements set forth herein, the Purchaser is entitled to comment on the identified deviations. The Service Provider shall, upon notice from the Purchaser, take reasonable efforts to take the actions required in order to fulfil lite requirements. In the event the Parties cannot agree upon measures to be taken in respect of the audit, each Party shall be entitled to escalate such issue to the Steering Committee.

10.	WARRANTIES

10.1	Each Party warrants and represents to the other Party that:

(a)	it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable;

(b)	it has full corporate power and authority to execute and deliver this Service Agreement and to perform its obligations hereunder;

(c)

the execution, delivery and performance of this Service Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and

(d)	this Service Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms.

11.	LIMITATION OF LIABILITY

11.1	Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Service Agreement.

11.2

Each Party’s aggregate liability for any direct damage arising out of or in connection with this Service Agreement shall be limited to ten (10) percent of the Service Charges payable by Purchaser to the Service Provider hereunder.

Appendix 2—Service Agreement—Electrocoating	8(14)

11.3	The limitations of liability set forth in this Section 11 shall not apply in respect of damage;

(a)	caused bih2ful misconduct or gross negligence, or

(b)	caused by a Party’s breach of the confidentiality undertakings in Section 13 below.

12.	GOVERNANCE AND CHANGES

12.1	Governance

12.1.1

The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Service Agreement as well as issues and/or disputes arising under this Service Agreement.

12.1.2

The governance and co-operation between the Parties in respect of this Service Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee.

12.1.3	If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision.

12.2	Changes

12.2.1

During the term of this Service Agreement, the Purchaser can request changes to the Service Specification, which shall be handled in accordance with the governance procedure set forth in Section 12.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time.

Appendix 2—Service Agreement—Electrocoating	9(14)

12.2.2

The Parties acknowledge that the Service Provider will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Service Specification.

13.	CONFIDENTIAL INFORMATION

13.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

13.2

All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Service Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Service Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 13 .2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or subcontractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate:

(a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking:

(b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party;

(c) is obtained from a Third Party who is free to divulge the same;

(d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations;

(e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or

(f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

13.3

The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 13.

Appendix 2—Service Agreement—Electrocoating	10(14)

13.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

13.5

If any Party violates any of its obligations described in this Section 13, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 17.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

13.6	This confidentiality provision shall survive the expiration or termination of this Service Agreement without limitation in time.

14.	TERM AND TERMINATION

14.1

This Service Agreement shall become effective when the Individual Terms are signed by duly authorised signatories of each Party and shall remain in force until terminated in accordance with this Section 14 below.

14.2	Either Party shall be entitled to terminate this Service Agreement with immediate effect in the event;

(a)

the other Party commits a material breach of the terms of this Service Agreement, which has not been remedied within thirty (30) days from written notice from the other Party to remedy such breach (if capable of being remedied); or

(b)

if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

14.3	For avoidance of doubt. Polestar not paying the Service Charges, without legitimate reasons for withholding payment, shall be considered a material breach for the purpose of this Service Agreement.

14.4

Furthermore, Purchaser is entitled to terminate this Service Agreement with immediate effect in case the Service Provider acts in breach, which is not insignificant, of what is set forth in Section 3.3-3.6 provided that the issue first has been escalated in accordance with Section 17.1.

14.5	The Purchaser shall in addition be entitled to cancel the Services performed by the Service Provider for convenience upon thirty (30) days written notice to the Service Provider.

14.6	Either Party shall in addition be entitled to terminate the Service Agreement for convenience upon six (6) months’ written notice to the other Party.

14.7

In the event the Purchaser cancels the Services or terminates the Service Agreement in accordance with Section 14.5 or Section 14.6 above, the Service Charges shall, in addition to what is set out in the Individual Terms, include any other reasonable proven costs Service Provider has incurred until the effective date of the cancellation and/or termination.

Appendix 2—Service Agreement—Electrocoating	11(14)

15.	MISCELLANEOUS

15.1	Force majeure

15.1.1

Neither Party shall be liable for any failure or delay in performing its obligations under the Service Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party’s reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party’s), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors.

15.1.2

A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Service Agreement as a consequence thereof, shall use ail commercially reasonable efforts to continue to perform or to mitigate the impact of its nonperformance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

15.2	Notices

All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

(a)	in case of personal delivery, at the time and on the date of personal delivery;

(b)

if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission;

(c)	if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

(d)	at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Individual Terms, or to such other address, number or email address as a Party may designate.

15.3	Assignment

Neither Patty may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Service Agreement without the other Party’s prior written consent.

Appendix 2—Service Agreement—Electrocoating	12(14)

15.4	Waiver

Neither Party shall be deprived of any right under this Service Agreement because of its failure to exercise any right under this Service Agreement or failure to notify the infringing party of a breach in connection with the Service Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

15.5	Severability

In the event any provision of this Service Agreement is wholly or partly invalid, the validity of the Service Agreement as a whole shall not be affected and the remaining provisions of the Service Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Service Agreement, it shall be reasonably amended.

15.6	Entire agreement

All arrangements, commitments and undertakings in connection with the subject matter of this Service Agreement (whether written or oral) made before the date of this Service Agreement are superseded by this Service Agreement and its Appendices.

15.7	Amendments

Any amendment or addition to this Service Agreement must be made in writing and signed by the Parties to be valid.

15.8	Survival

15.8.1

If this Service Agreement is terminated or expires pursuant to Section 14 above, Section 5.3 (License grant), Section 13 (Confidentiality), Section 16 (Governing Law), Section 17 (Dispute Resolution) as well as this Section 15.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

15.8.2

Notwithstanding Section 15.8.1 above, if this Service Agreement is terminated due to the Purchaser not paying the Service Charges, without legitimate reasons for withholding payment, pursuant to Section 14 above, Section 5.3 (License Grant) shall not survive termination or remain in force as between the Parties after such termination.

16.	GOVERNING LAW

This Service Agreement and all non-contractual obligations in connection with this Service Agreement shall be governed by the substantive laws of:

(a) the People’s Republic of China, if all Parties are entities incorporated under the laws of the People’s Republic of China; and

(b) Sweden, if any Party is not an entity incorporated under the laws of the People’s Republic of China,

Appendix 2—Service Agreement—Electrocoating	13(14)

without giving regard to its conflict of laws principles.

17.	DISPUTE RESOLUTION

17.1	Escalation principles

17.1.1

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the recei ving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on lire matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

17.1.2

The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on apian to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terras of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

17.1.3

If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice served pursuant to Section 17.1.1 above, such deadlock will be referred to the General Counsels of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsels of each Party immediately and Section 17.1.2 above shall not apply.

17.1.4

If the General Counsels cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 17.2 below.

17.1.5

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 13 above.

17.1.6

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 17.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

Appendix 2—Service Agreement—Electrocoating	14(14)

17.2	Arbitration

17.2.1	Any dispute, controversy or claim arising out of or in connection with tills Service Agreement, or the breach, termination or invalidity thereof, shall:

(a)

if all Parties are entities incorporated under the laws of the People’s Republic of China, be submitted to China International Economic and Trade Arbitration Committee (“CIETAC“) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese; and

(b)

if any Party is not an entity incorporated under the laws of the People’s Republic of China, be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators.

17.2.2

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Service Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

17.2.3

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Service Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

17.2.4	All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

APPENDIX 3

APPENDIX 3 ◾ Template Financial Reporting

[Project Name] Billing

Program Expense

Program Expense
						[Calender year]							[Year]
	January	February	March	April	May	June	July	August	September	October	November	December
	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Full Year
	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]
Present Status
Head cost	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Hired Service incl D&D	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Test Objects	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
All other	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Blue collar	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Rigs	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000

Subtotal Status	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000

	Hourly rate
Hours	[Currency	]	[Amount	]	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
Hours	[Currency	]	[Amount	]	0.00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
Hours					0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00

Agreement no PS020-021

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

AMENDMENT AGREEMENT

This Amendment Agreement to the Service Agreement (“Amendment”) is between Zhongjia Automobile Manufacturing (Chengdu) Co., Ltd., Reg. No. 91510112562005858U, a corporation organized and existing under the laws of China (“Volvo Cars”) and Polestar New Energy Vehicle Co. Ltd., AB, Reg. No. 91510100MA6BX1H33P, a corporation organized and existing under the laws of China (“Polestar”).

Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.

The Parties have determined that the Service Provider shall provide to Purchaser certain Services. The provision of the Services were to be performed in accordance with the terms of the Service Agreement and its appendices for electrocoating of the Polestar 1 vehicle, signed 19 Aug 2018 (the “Service Agreement”).

B.	The Parties now wish to amend the Agreement to the extent set out below.

C.	Now, therefore, the Parties agree as follows:

1.	SCOPE OF AMENDMENT

1.1

The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement.

1.2

The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature).

2.	AMENDMENTS

2.1	Appendix 1 to the Agreement shall be replaced its entirety by Appendix 1 attached to this Amendment.

3.	GENERAL PROVISIONS

3.1	This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement.

3.2

No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment.

Agreement no PS020-021

3.3	Sections 16 Governing Law and Section 17 Dispute Resolution of the Agreement’s Appendix 2 shall apply to this Amendment as well.

3.4	The Parties acknowledge that this Agreement shall be binding upon the Parties already upon the signing and exchange of scanned versions thereof, including scanned signatures.

[SIGNATURE PAGE FOLLOWS]

Agreement no PS020-021

ZHONGJIA AUTOMOBILE MANUFACTURING (CHENGDU) CO. LTD

By:	/s/ (seal)	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

POLESTAR NEW ENERGY VEHICLE CO. LTD.

By:	/s/ (seal)	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

APPENDIX 1—SERVICE SPECIFICATION

1.	SERVICE DESCRIPTION

The following list in this Section I describes the main parts of the Services purchased by the Purchaser from the Service Provider for the electrocoating of the Polestar 1 vehicle underbody (the “UB”) and associated services:

1.1	General conditions

In case of VCCD need any type bound investment needed for PS1 process, it will be paid by PSCD, use and maintenance by VCCD(example, long tines for PS1 underbody, special racks for sub part ecoating, etc)

No buffer of bodies to be stored in VCCD. Polestar to secure coated bodies to always to return to Polestar in a timely manner.

Any deviations raised by plant need to be confirmed by each Plant PE/IE to secure total cost optimization

2.	DELIVERY CONDITIONS

•	VCCD to add PUR masking to protect the surface for PSCD gluing process

•	Cover UB with plastic film when provided by PSCD in case of raining day

•	The underbodies will arrive three per day in average, with deviation +1/-3

•	PSI body drop point is at Paint shop gate

•	Paint skid to be changed to Volvo skid by PSCD before arrival in VCCD

3.	IN PLANT LOGISTICS (VCCD)

•	[***]

2(3)

4.	PAINTSHOP ACTIVITIES

Push trolley with UB to the paint line, load onto line, add RFID tracker to UB.

Run UB in the regular Volvo lines mixed with Volvo cars in the (i) Pre-treatment, (ii) Electrocoating, and (iii) EC baking oven.

After the oven, before the fixture line, transfer UB to off line station.

Register exit from Paint line.

Remove RFID tag.

Add PUR masking.

Cover UB with plastic film when provided by PSCD on raining day.

5.	GENERAL SUPPORT BY VCCD

•	Training in PUR masking provided by PSCD

•	Operation sheet of PUR masking provided by PSCD (SR from PSCD to VCCD)

•	From time to time VCCD will provide ED coating at repair items, these to be charged as 1 UB body space. Multiple items may be places at one skid.

6.

6.	DELIVERY, TITLE AND RISK

6.1	The Parties have agreed that the Purchaser shall deliver the Goods in accordance with the delivery terms DDP (Incoterms 2010) to the Service Provider’s plant.

6.2

The Purchaser shall deliver the Goods on the truck to the Service Provider’s plant. The Service Provider receives the Goods on the truck (and vice versa). Risk of loss or damage with respect to the Goods passes from the Purchaser to the Service Provider upon the moment the Service Provider’s forklift driver touches the delivered Goods or the underseal which the Goods are placed on.

6.3

The Parties have further agreed that once the Service Provider has performed the Services, the Service Provider shall deliver the finalised Goods (i.e. the electrodeposition dipped or bathed (the “ED dipped”) UB) to the Purchaser in accordance with the delivery terms FCA (Incoterms 2010).

6.4

Once the Service Provider has performed the Services, the Service Provider shall load the finalised Goods (i.e. the ED dipped UB) onto the truck. Risk of loss or damage with respect to the Goods passes from the Service Provider to the Purchaser upon tire moment the Goods are accepted as received by the driver, who will transport the Goods back to the Purchaser’s site.

3(3)

7.	SERVICE CHARGES

7.1

The Service Charges for the Services will be calculated on an actual total cost basis, with a mark-up to an arm’s length price using the cost plus method, i.e. total cost incurred by the Service Provider in its provision of the Services (including internal hourly rates for services similar to the Services, material, specific investments in relation made to the provision of the Services to the Purchaser, depreciation, labour overhead, logistics etc.) plus mark-up. The mark-up applied until otherwise agreed shall be five per cent (5%).

7.2	All amounts and payments referred to in this Service Agreement are exclusive of VAT, and any other taxes, including but not limited to withholding tax and surcharges.

7.3	The Service Charges shall be paid in the currency: RMB.

7.4	The Service Charges should be reviewed, updated and agreed between the Parties on an annual basis, based on the latest available benchmarking study.

Agreement no PS020-021

AMENDMENT AGREEMENT

This Amendment Agreement to the Service Agreement (“Amendment”) is between Zhongjia Automobile Manufacturing (Chengdu) Co., Ltd., Reg. No. 91510112562005858U, a corporation organized and existing under the laws of China (“Volvo Cars”) and Polestar New Energy Vehicle Co. Ltd., AB, Reg. No. 91510100MA6BX1H33P, a corporation organized and existing under the laws of China (“Polestar”).

Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.

The Parties have determined that the Service Provider shall provide to Purchaser certain Services. The provision of the Services were to be performed in accordance with the terms of the Service Agreement and its appendices for electrocoating of the Polestar 1 vehicle, signed 19 Aug 2018 (the “Service Agreement”).

B.	The Parties now wish to amend the Agreement to the extent set out below.

C.	Now, therefore, the Parties agree as follows:

1.	SCOPE OF AMENDMENT

1.1

The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement.

1.2

The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature).

2.	AMENDMENTS

2.1	Appendix 1 to the Agreement shall be replaced its entirety by Appendix 1 attached to this Amendment.

3.	GENERAL PROVISIONS

3.1	This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement.

3.2

No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment.

3.3	Sections 16 Governing Law and Section 17 Dispute Resolution of the Agreement’s Appendix 2 shall apply to this Amendment as well.

3.4	The Parties acknowledge that this Agreement shall be binding upon the Parties already upon the signing and exchange of scanned versions thereof, including scanned signatures.

[SIGNATURE PAGE FOLLOWS]

Agreement no PS020-021

ZHONGJIA AUTOMOBILE MANUFACTURING (CHENGDU) CO. LTD

By:	/s/ (seal)	By:

Printed Name:	Printed Name:

Title:	Title:
Date:	Date:

POLESTAR NEW ENERGY VEHICLE CO. LTD.

By:	/s/ (seal)	By:

Printed Name:	Printed Name:

Title:	Title:
Date:	Date:

APPENDIX 1—SERVICE SPECIFICATION

1.	SERVICE DESCRIPTION

The following list in this Section 1 describes the main parts of the Services purchased by the Purchaser from the Service Provider for the electrocoating of the Polestar 1 vehicle underbody (the “UB”) and associated services:

1.1	General conditions

In case of VCCD need any type bound investment needed for PSI process, it will be paid by PSCD, use and maintenance by VCCD(example, long tines for PS I underbody, special racks for sub part ecoating. etc)

No buffer of bodies to be stored in VCCD. Polestar to secure coated bodies to always to return to Polestar in a timely manner.

Any deviations raised by plant need to be confirmed by each Plant PE/IE to secure total cost optimization

2.	DELIVERY CONDITIONS

•	VCCD to add PUR masking to protect the surface for PSCD gluing process

•	Cover UB with plastic film when provided by PSCD in case of raining day

•	The underbodies will arrive three per day in average, with deviation +1/-3

•	PSI body drop point is at Paint shop gate

•	Paint skid to be changed to Volvo skid by PSCD before arrival in VCCD

3.	IN PLANT LOGISTICS (VCCD)

•	[***]

2(3)

4.	PAINTSHOP ACTIVITIES

Push trolley with UB to the paint line, load onto line, add RFID tracker to UB.

•	Run UB in the regular Volvo lines mixed with Volvo cars in the (i) Pre-treatment, (ii) Electrocoating, and (iii) EC baking oven.

•	After the oven, before the fixture line, transfer UB to off line station.

•	Register exit from Paint line.

•	Remove RFID tag.

•	Add PUR masking.

•	Cover UB with plastic film when provided by PSCD on raining day.

5.	GENERAL SUPPORT BY VCCD

•	Training in PUR masking provided by PSCD

•	Operation sheet of PUR masking provided by PSCD (SR from PSCD to VCCD)

•	From time to time VCCD will provide ED coating at repair items, these to be charged as 1 UB body space. Multiple items may be places at one skid.

6.

6.	DELIVERY, TITLE AND RISK

6.1	The Parties have agreed that the Purchaser shall deliver the Goods in accordance with the delivery terms DDP (Incoterms 2010) to the Service Provider’s plant.

6.2

The Purchaser shall deliver the Goods on the truck to the Service Provider’s plant. The Service Provider receives the Goods on the truck (and vice versa). Risk of loss or damage with respect to the Goods passes from the Purchaser to the Service Provider upon the moment the Service Provider’s forklift driver touches the delivered Goods or the underseal which the Goods are placed on.

6.3

The Parties have further agreed that once the Service Provider has performed the Services, the Service Provider shall deliver the finalised Goods (i.e. the electrodeposition dipped or bathed (the “ED dipped”) UB) to the Purchaser in accordance with the delivery terms FCA (Incoterms 2010).

6.4

Once the Service Provider has performed the Services, the Service Provider shall load the finalised Goods (i.e. the ED dipped UB) onto the truck. Risk of loss or damage with respect to the Goods passes from the Service Provider to the Purchaser upon the moment the Goods are accepted as received by the driver, who will transport the Goods back to the Purchaser’s site.

3(3)

7.	SERVICE CHARGES

7.1

The Service Charges for the Services will be calculated on an actual total cost basis, with a mark-up to an arm’s length price using the cost plus method, i.e. total cost incurred by the Service Provider in its provision of the Services (including internal hourly rates for services similar to the Services, material, specific investments in relation made to the provision of the Services to the Purchaser, depreciation, labour overhead, logistics etc.) plus mark-up. The mark-up applied until otherwise agreed shall be five per cent (5%).

7.2	All amounts and payments referred to in this Service Agreement are exclusive of VAT, and any other taxes, including but not limited to withholding tax and surcharges.

7.3	The Service Charges shall be paid in the currency: RMB.

7.4	The Service Charges should be reviewed, updated and agreed between the Parties on an annual basis, based on the latest available benchmarking study.